UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 1, 2023

ELI LILLY AND COMPANY
(Exact Name of Registrant as Specified in its Charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center
Indianapolis,	Indiana	46285
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (317) 276-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	LLY	New York Stock Exchange
7 1/8% Notes due 2025	LLY25	New York Stock Exchange
1.625% Notes due 2026	LLY26	New York Stock Exchange
2.125% Notes due 2030	LLY30	New York Stock Exchange
0.625% Notes due 2031	LLY31	New York Stock Exchange
0.500% Notes due 2033	LLY33	New York Stock Exchange
6.77% Notes due 2036	LLY36	New York Stock Exchange
1.625% Notes due 2043	LLY43	New York Stock Exchange
1.700% Notes due 2049	LLY49A	New York Stock Exchange
1.125% Notes due 2051	LLY51	New York Stock Exchange
1.375% Notes due 2061	LLY61	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Eli Lilly and Company (the “Company”) annual meeting of shareholders (the “2023 Annual Meeting”) was held on May 1, 2023. The total number of shares of the Company's common stock voted in person or by proxy at the 2023 Annual Meeting was 858,127,720, representing approximately 90% of the 950,296,153 shares that were outstanding and entitled to vote as of February 21, 2023, the record date of the 2023 Annual Meeting. Voting results for each matter submitted to a vote at the 2023 Annual Meeting are provided below.

a)    The four nominees for director were elected to serve three-year terms ending at the Company's annual meeting of shareholders in 2026, as follows:

Nominee	For	Against	Abstain	Broker Nonvote
William G. Kaelin, Jr., M.D.	761,503,587	14,325,294	1,007,460	81,291,379
David A. Ricks	742,801,050	31,400,808	2,634,483	81,291,379
Marschall S. Runge, M.D., Ph.D.	772,869,916	2,961,886	1,004,539	81,291,379
Karen Walker	754,550,349	21,244,102	1,041,890	81,291,379

b)    By the following vote, the shareholders approved, on an advisory basis, the compensation paid to the Company's named executive officers:

For	Against	Abstain	Broker Nonvote
742,589,833	32,460,289	1,786,219	81,291,379

c)    By the following vote, the shareholders approved, on an advisory basis, the frequency of future advisory votes on named executive officer compensation:

1 Year	2 Years	3 Years	Abstain
767,074,001	930,914	7,654,785	1,176,641

Based upon the results set forth above, and consistent with the Board of Directors' recommendation, the Company will continue to include an advisory vote on named executive officer compensation in the Company's proxy statement every year until the next required vote on the frequency of such votes.

d)    The appointment of Ernst & Young LLP as the Company's independent auditor for 2023 was ratified by the following shareholder vote:

For	Against	Abstain
824,450,434	32,766,823	910,463

e)    The proposal to amend the Company's Articles of Incorporation (the “Articles”) to eliminate the classified board structure did not receive the required vote of 80% of outstanding shares. The shareholders voted as follows:

For	Against	Abstain	Broker Nonvote
666,732,817	108,786,607	1,316,917	81,291,379

f)    The proposal to amend the Articles to eliminate supermajority voting provisions did not receive the required vote of 80% of outstanding shares. The shareholders voted as follows:

For	Against	Abstain	Broker Nonvote
662,488,965	113,029,015	1,318,361	81,291,379

g)    By the following vote, a shareholder proposal requesting publication of an annual report disclosing lobbying activities was not approved:

For	Against	Abstain	Broker Nonvote
242,434,305	529,780,124	4,621,912	81,291,379

h)    By the following vote, a shareholder proposal to eliminate the supermajority voting requirements in the Articles was not approved:

For	Against	Abstain	Broker Nonvote
315,185,706	459,473,443	2,177,192	81,291,379

i)    By the following vote, a shareholder proposal requesting to establish and report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents was not approved:

For	Against	Abstain	Broker Nonvote
79,874,597	690,276,089	6,685,655	81,291,379

j)    By the following vote, a shareholder proposal requesting a report on risks of supporting abortion was not approved:

For	Against	Abstain	Broker Nonvote
14,560,155	751,730,986	10,545,200	81,291,379

k)    By the following vote, a shareholder proposal requesting to publish a third-party review of lobbying activities and alignment with public policy positions and statements was not approved:

For	Against	Abstain	Broker Nonvote
173,167,889	597,084,372	6,584,080	81,291,379

l)    By the following vote, a shareholder proposal requesting a report on the effectiveness of the Company's diversity, equity, and inclusion efforts was not approved:

For	Against	Abstain	Broker Nonvote
209,359,890	562,530,038	4,946,413	81,291,379

m)    By the following vote, a shareholder proposal to adopt a policy to require certain third-party organizations to annually report expenditures for political activities before Lilly contributes to such organization was not approved:

For	Against	Abstain	Broker Nonvote
31,728,226	739,396,250	5,711,865	81,291,379

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Anat Hakim
Name:	Anat Hakim
Title:	Executive Vice President, General Counsel and Secretary
Date:	May 4, 2023